Exhibit 10.18(a)

FIRST AMENDMENT TO

LICENSE AGREEMENT

This First Amendment to License Agreement (the “First Amendment”) is made and entered into by and between Rodan & Fields, LLC (“Licensee”) and Helix BioMedix, Inc. (“Licensor”) and amends that certain License Agreement dated as of August 27, 2008 (the “Agreement”). Capitalized terms included in this First Amendment and not otherwise defined herein have the meanings given to them in the Agreement.

1.	Amendment.

The definition in Section 1.6 of the Agreement is hereby deleted and replaced in its entirety by the following:

1.6 “Products” means final, marketable cosmetic or over-the-counter personal skin care formulations developed by Licensee hereunder; provided, however, that “Products” shall not include Licensee’s ANTI-AGE Eye Cloths product, and no royalty shall be payable to Licensor hereunder for Licensee’s sales of such product during the term of the Agreement.

2.	Force and Effect.

The remainder of the Agreement is not amended hereby and shall remain in full force and effect. The parties hereby ratify and confirm the terms and conditions of the Agreement, as amended by this First Amendment.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the date first set forth above.

LICENSEE:		LICENSOR:

RODAN & FIELDS, LLC		HELIX BIOMEDIX, INC.

By:	/s/ Lori Bush	By:	/s/ Robin L. Carmichael
Name:	Lori Bush	Name:	Robin L. Carmichael
Title:	President and General Manager	Title:	Vice President, Marketing and Business Development
Date:	February 23, 2009	Date:	February 25, 2009